                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          LAMAR ADVERTISING COMPANY
                (Name of Registrant as Specified In Its Charter)

                          LAMAR ADVERTISING COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            LAMAR ADVERTISING COMPANY

             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
                                 (504) 926-1000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The annual meeting of the stockholders of Lamar Advertising Company, a Delaware corporation (the "Company" or "Lamar"), will be held at the Radisson Hotel, 4728 Constitution Avenue, Baton Rouge, Louisiana, at 10:00 a.m. on Thursday, May 21, 1998, for the following purposes:

     1.   To elect seven directors of the Company.

     2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 3, 1998 will be entitled to vote at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                                        By order of the Board of Directors,


                                        Charles W. Lamar, III
                                        Secretary

April 23, 1998

                            LAMAR ADVERTISING COMPANY


             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
                                 (504) 926-1000

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                               GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Lamar Advertising Company ("Lamar" or the "Company") for use at the annual meeting of stockholders to be held at the Radisson Hotel, 4728 Constitution Avenue, Baton Rouge, Louisiana, at 10:00 a.m. on Thursday, May 21, 1998, and at any adjournments thereof.

     The authority granted by an executed proxy may be revoked, at any time before its exercise, by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the directors nominated by the Board of Directors.

     On April 3, 1998, the Company had outstanding 28,691,080 shares of Class A Common Stock, $0.001 par value per share (the "Class A Stock") and 18,762,912 shares of Class B Common Stock, $0.001 par value per share (the "Class B Stock" which, together with the Class A Stock, is referred to herein as the "Common Stock"), which are its only outstanding classes of voting stock. Only stockholders of record at the close of business on April 3, 1998 will be entitled to vote at the meeting. The holders of Class A Stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting, and each share of Class B Stock entitles the holder thereof to ten votes on such matters. The presence at the meeting, in person or by proxy, of a majority in interest of the Common Stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum.

     The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 23, 1998.

                                 SHARE OWNERSHIP

     The following table and footnotes set forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 1998 by (i) persons known by the Company to be beneficial owners of more than 5% of either class of Common Stock, (ii) the Chief Executive Officer and each of the other executive officers other than the Chief Executive Officer, (iii) each director and nominee for election as a director of the Company and (iv) all current executive officers and directors of the Company as a group:



     DIRECTORS, OFFICERS                         TITLE OF                    NUMBER OF                  PERCENT
     AND 5% STOCKHOLDERS                           CLASS                    SHARES (1)                 OF CLASS
     -------------------                         ---------                 ------------                --------

Kevin P. Reilly, Jr.                              Class A                       7,500                       *
c/o The Lamar Corporation                         Class B(2)               18,762,912(3)               100.0%(4)
5551 Corporate Blvd.
Baton Rouge, LA 70808

Putnam Investments, Inc.                          Class A                   5,524,117(5)                19.3%
One Post Office Square
Boston, MA  02109

Charles W. Lamar, III                             Class A                   5,250,665(6)                18.3%
c/o The Lamar Corporation
5551 Corporate Blvd.
Baton Rouge, LA 70808

Mary Lee Lamar Dixon                              Class A                   2,487,727                    8.7%
c/o The Lamar Corporation
5551 Corporate Blvd.
Baton Rouge, LA 70808

Pilgrim Baxter & Associates, Ltd.                 Class A                   2,216,100(8)                 7.7%
825 Duportail Road
Wayne, PA  19087

Keith A. Istre                                    Class A                      12,250(9)                    *

Gerald H. Marchand                                Class A                     161,662                       *

Jack S. Rome, Jr.                                 Class A                       3,750(10)                   *

William R. Schmidt                                Class A                         750                       *

T. Everett Stewart, Jr.                           Class A                           0                       *

All Directors and Executive Officers              Class A                  24,199,489(11)               51.0%(12)
as a Group (7 Persons)


----------------------

*    Less than 1%

     (1) The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.

     (2) Upon the sale of any shares of Class B Stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A Stock. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.; (iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i), (ii) and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii) and (iv) above. Except for voting rights, the Class A and Class B Stock are substantially identical. The holders of Class A Stock and Class B Stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A Stock entitled to one vote per share and the holders of Class B Stock entitled to ten votes per share, on all matters on which the holders of Common Stock are entitled to vote.

     (3) Consists of shares held by the Reilly Family Limited Partnership (the "RFLP"), of which Mr. Reilly is the managing general partner. Mr. Reilly's three siblings, Wendell S. Reilly, Sean E. Reilly and Anna Reilly Cullinan, are the other general partners of the RFLP.

     (4) Represents 39.5% of the Class A Stock if all shares of Class B Stock are converted into Class A Stock.

     (5) Putnam Investments, Inc. ("PIM") shares voting power as to 354,651 of these shares with The Putnam Advisory Co., Inc. and shares dispositive power with Putnam Investment Management, Inc., The Putnam Advisory Co., Inc. and Putnam New Opportunities Fund as to 5,090,529, 433,588 and 2,375,000 of these shares, respectively. Based on the Schedule 13-G/A for the year ended December 31, 1997 filed by PIM with the Securities and Exchange Commission.

     (6) Includes 1,555,592 shares of Class A Stock held in trust for Mr. Lamar's two minor children who reside with him, as to which Mr. Lamar disclaims beneficial ownership, and 1,500,000 shares of Class A Stock held by CWL3, LLC, as to which Mr. Lamar is deemed the beneficial owner.

     (7) Includes 817,821 shares of Class A Stock held in a trust, of which LaBanc & Co. is the nominee of the trustee, for the benefit of Mrs. Dixon, as to which Mrs. Dixon disclaims beneficial ownership, and 1,650,000 shares of Class A Stock held by Mary Lee Lamar Dixon Family LLC, as to which Mrs. Dixon is deemed the beneficial owner.

     (8) Pilgrim Baxter & Associates, Ltd. ("PB&A") shares the power to vote and has sole dispositive power over the shares. Based on the Schedule 13G for the year ended December 31, 1997 filed by PB&A with the Securities and Exchange Commission.

     (9) Includes 10,000 shares of Class A Stock subject to stock options exercisable within 60 days of March 1, 1998.

     (10) Consists of 3,000 shares of Class A Stock held in trust for Mr. Rome's two children and 750 shares of Class A Stock owned jointly with
          J. King Woolf, III, as to which Mr. Rome is considered the beneficial owner.

     (11) See Notes 3, 6, 9 and 10.

     (12) Assumes the conversion of all shares of Class B Stock into shares of Class A Stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     The Company's executive officers and directors and persons who own beneficially more than ten percent of the Company's equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1997 the Company's executive officers, directors and 10% beneficial owners complied with all applicable
Section 16(a) filing requirements, subject to the following: Mr. Lamar, an executive officer and director of the Company, reported on April 20, 1998 the sales of shares of Class A Stock held by trusts as to which his minor children are beneficiaries, the reports for which were due on June 10, 1997 and December 10, 1997.

                              ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at seven for the coming year. The persons named below have been nominated for election as directors at the annual meeting of stockholders to be held on May 21, 1998, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Each has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.

     Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

     The following table contains certain information about the nominees for director.



                                                  Business Experience During Past Five                       Director
        Name and Age                                 Years and Other Directorships                             Since
        ------------                                 -----------------------------                           --------

Kevin P. Reilly, Jr.            Kevin P. Reilly, Jr. has served as the Company's President and Chief           1984
Age: 43                         Executive Officer since February 1989. Mr. Reilly served as
                                President of the Company's Outdoor Division from 1984 to 1989.
                                Mr. Reilly, an employee of the Company since 1978, has also served as Assistant and General Manager of the Company's Baton Rouge
                                Region and Vice President and General Manager of the Louisiana
                                Region. Mr. Reilly received a B.A. from Harvard University in
                                1977.

Keith A. Istre                  Keith A. Istre has been Chief Financial Officer of the Company since           1991
Age: 45                         February 1989. Mr. Istre joined the Company as Controller in 1978 and became Treasurer in 1985. Prior to joining the Company, Mr.
                                Istre was employed by a public accounting firm in Baton Rouge from
                                1975 to 1978. Mr. Istre graduated from the University of
                                Southwestern Louisiana in 1974 with a degree in accounting.



                                                  Business Experience During Past Five                       Director
        Name and Age                                 Years and Other Directorships                             Since
        ------------                                 -----------------------------                           --------

Charles W. Lamar, III           Charles W. Lamar, III joined the Company in 1982 as General                    1973
Age: 49                         Counsel. Prior to joining the Company, Mr. Lamar maintained his own law practice and was employed by a law firm in Baton Rouge.
                                Mr. Lamar received a B.A. in philosophy from Harvard University in 1971, a M.A. in Economics from Tufts University in 1972 and a
                                J.D. from Boston University in 1975.

Gerald H. Marchand              Gerald H. Marchand has been Regional Manager of the Baton Rouge                1978
Age: 66                         Region, which encompasses operations in Louisiana, Mississippi and
                                Texas, since 1988. He began his career with the Company in leasing and went on to become President of the Outdoor Division. He has served as General Manager of the Lake Charles and Mobile operations.
                                Mr. Marchand received a Masters in Education from Louisiana State
                                University in 1955.

Jack S. Rome, Jr.               Jack S. Rome, Jr. has been President of No Fault Industries, Inc., a           1974
Age: 49                         construction company specializing in outdoor recreational facilities, since 1988. Mr. Rome has also served as President of Jack Rome,
                                Jr. & Associates, Inc., a management consulting company, since
                                October 1987. Mr. Rome served the Company in various capacities from 1975 to 1986. Mr. Rome received his B.S. in accounting from
                                Southeastern Louisiana University in 1971.

William R. Schmidt              William R. Schmidt is Director of Private Placements for Pacific Life          1994
Age: 46                         Insurance Company in its Securities Department, where he has been employed since 1990. He has a B.S. in Finance from Pennsylvania
                                State University and an MBA from the Amos Tuck School of
                                Business at Dartmouth College.

T. Everett Stewart, Jr.         T. Everett Stewart, Jr. has been President of Interstate Logos, Inc.,          1996
Age: 44                         a wholly-owned subsidiary of the Company, since 1988. He served as Regional Manager of the Company's Baton Rouge Region from 1984 to 1988. Previously, he served the Company as Sales Manager in
                                Montgomery and General Manager of the Monroe and Alexandria,
                                Louisiana operations. Before joining the Company in 1979, Mr. Stewart was employed by the Lieutenant Governor of the State of Alabama and
                                by a United States Senator from the State of Alabama. Mr. Stewart received a B.S. in Finance from Auburn University in 1976.



     Kevin P. Reilly, Jr. and Charles W. Lamar, III are cousins.

     The Board of Directors held four meetings during 1997. Each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees of the Board on which such director then served.

     The Company has standing Audit and Compensation Committees of the Board of Directors but does not have a Nominating Committee. The Audit Committee, which until the retirement of Dudley W. Coates from the Board of Directors in December 1997, consisted of Messrs. Coates, Rome and Schmidt, and during the remainder of 1997 consisted of Messrs. Rome and Schmidt, held two meetings during 1997. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial controls and financial reporting systems. The Committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

     The Executive Committee of the Board of Directors, which has authority to operate the affairs of the Company between Board meetings, currently consists of Messrs. Reilly, Istre, Lamar and Marchand.

                             EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth below describes the Company's compensation policies applicable to executive officers and the bases for Mr. Reilly's compensation as Chief Executive Officer. The following graph shows a comparison of the cumulative total shareholder returns on the Class A Stock over the period from August 2, 1996 (the first trading day of the Class A Stock) to December 31, 1997 as compared with that of the Nasdaq Total Return Index and an index of certain companies selected by the Company as comparative to the Company in that each is an outdoor advertising company. The graph assumes $100 invested on August 2, 1996 in Class A Stock at its initial public offering price of $10.67 per share (as adjusted for the Company's 3-for-2 stock split effected in February 1998 (the "Stock Split")), the Nasdaq Total Return Index and a peer group index, with all dividends, if any, being reinvested.


                 COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG
            LAMAR ADVERTISING COMPANY, THE NASDAQ TOTAL RETURN INDEX,
                            AND A PEER GROUP INDEX(1)



                           [PERFORMANCE LINE CHART]



=============================================================================================================================
                                                   August 2, 1996          December 31, 1996          December 31, 1997
-----------------------------------------------------------------------------------------------------------------------------
Lamar Advertising Company                               100                       152                        248
-----------------------------------------------------------------------------------------------------------------------------
Nasdaq Total Return Index                               100                       115                        140
-----------------------------------------------------------------------------------------------------------------------------
Peer Group Index                                        100                       115                        223
=============================================================================================================================

----------------------

(1) The companies selected to form the Company's industry peer group index are Outdoor Systems, Inc., Universal Outdoor Holdings, Inc. and The Ackerley Group, Inc., three other companies operating in the outdoor advertising industry whose equity securities are publicly traded.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") currently consists of Messrs. Rome (Chairman) and Schmidt. Prior to December 1997, when Mr. Coates retired from the Company's Board of Directors, Mr. Coates served as a member of the Committee. The Committee's responsibilities include reviewing the performance of the Chief Executive Officer and the other executive officers of the Company and making determinations as to such officers' cash and equity-based compensation and benefits. The Committee met one time during 1997.

     The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of the Company by maintaining a competitive salary structure and aligning individual compensation with the achievement of corporate and individual performance objectives.

     The Committee reviews the entire executive compensation package for each officer, which consists of base salary, annual cash bonuses and stock option grants under the Company's 1996 Equity Incentive Plan.

EXECUTIVE OFFICER COMPENSATION

     Overall, the Committee has determined that executive officer base salaries and cash bonuses should be based on industry averages for comparable positions as well as on individual and corporate performance.

     For 1997, the Chief Executive Officer made recommendations to the Committee as to base salary amounts for each executive officer (including himself) based on his assessment of each officer's individual performance and current level of compensation. The Committee evaluated the Chief Executive Officer's recommendations, taking into account the officer's tenure in his position, the Committee's subjective assessment of individual performance and the Company's overall performance during the prior year. The Committee also relied on its knowledge of the outdoor advertising industry, salaries paid by other outdoor advertising companies for similar positions and the current financial environment within the Company's industry. Based on its evaluation, the Committee approved the Chief Executive Officer's recommendations as to the base compensation of each executive officer. The base salary of the Chief Executive Officer remained the same in 1997. Increases in base salary for the Company's other executive officers ranged from 0 to 13% during 1997.

     Each year, the Chief Executive Officer proposes to the Committee the size of annual bonuses, taking into account the size of the pool, the growth of the Company for that year and each officer's individual performance. In 1997, cash bonuses paid to the Chief Executive Officer and other staff officers from this pool amounted to 1.0% of the Company's EBITDA. The Chief Executive Officer's bonus was based on the overall financial performance of the Company during 1997 and the successful completion of over $320 million in acquisitions during the year.

STOCK OPTIONS

     The Committee believes that stock option grants align the interests of management with those of the Company's stockholders. In that regard, the Committee granted stock options to Mr. Istre in August 1996 upon completion of the Company's initial public equity offering. Because the majority of the options granted to Mr. Istre remain unvested, the Committee determined not to grant additional stock options to Mr. Istre in 1997.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1,000,000 to a covered executive in any year cannot be deducted. Certain performance-based compensation that has been approved by stockholders is not subject to the limit. The Company does not expect to have compensation exceeding the $1,000,000 limitation for the foreseeable future. Stock options granted under the 1996 Plan are not subject to the limitation under applicable regulations. In addition, the Committee will consider as appropriate other ways to maximize the deductibility of executive compensation, while retaining the discretion to compensate certain executive officers in a manner commensurate with performance and the competitive environment for executive talent without regard to deductibility.


                                        By the Compensation Committee,

                                        Jack S. Rome, Jr.
                                        William R. Schmidt

     The following tables set forth certain compensation information for the Chief Executive Officer and each of the other executive officers of the Company.



                                      SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                                                                      COMPENSATION
                                                             ANNUAL COMPENSATION                         AWARDS
                                                   --------------------------------------------    ---------------------
                                                                                                        Shares of
Name and                                                                       Other Annual           Class A Stock
Principal Position                       Year      Salary($)    Bonus($)     Compensation($)(1)    Underlying Options(#)
------------------                       ----      ---------    --------     ------------------    ---------------------
Kevin P. Reilly, Jr.                     1997      180,000      350,000          57,500                       --
  President and Chief Executive          1996      180,000      250,000           6,500                       --
  Officer                                1995      120,000      200,000           5,500                       --

Keith A. Istre                           1997      102,000      200,000          15,000                       --
  Treasurer and Chief Financial          1996       90,000      125,000           6,500                  100,000
  Officer                                1995       80,000       75,000           6,000                       --

Charles W. Lamar, III                    1997       89,000       40,000              --                       --
  Secretary and General Counsel          1996       89,000       40,000              --                       --
                                         1995       89,000       43,300              --                       --

----------------------

(1) The reported amounts consist of employer contributions under the Company's deferred compensation plan.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE


                                                                Number of Securities       Value of Unexercised
                                                               Underlying Unexercised          in-the-Money
                                                                     Options at                 Options at
                                 Shares                          Fiscal Year-End(#)         Fiscal Year-End($)
                               Acquired on         Value            Exercisable/               Exercisable/
       Name                    Exercise(#)      Realized($)       Unexercisable(1)          Unexercisable(1)(2)
       ----                    -----------      -----------       ----------------          -------------------
Kevin P. Reilly, Jr.               0                ---                  0/0                        0/0
Keith A. Istre                     0                ---             60,000/90,000            950,000/1,425,000
Charles W. Lamar                   0                ---                  0/0                        0/0

----------------------

(1)  As adjusted for the Stock Split.
(2) Based on the difference between the option exercise price and the closing price of the underlying Class A Stock on December 31, 1997, which closing price was $26.50 (as adjusted for the Stock Split).


DIRECTOR COMPENSATION

     Directors who are not employed by the Company receive a fee of $2,500 for each meeting of the Board of Directors attended and are reimbursed for travel expenses incurred to attend such meetings.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997, the Company's Compensation Committee consisted of Messrs. Rome and Schmidt and, until his retirement from the Board of Directors in November 1997, Mr. Coates. Mr. Rome was employed by the Company from 1975 to 1986 and has taken out personal loans from the Company. See "Certain Relationships and Related Transactions" below.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has from time to time made various personal loans to the persons listed below. The loans bear interest at a rate equal to 100 basis points above the rate applicable to United State Treasury six-month bills.



                                                          Largest Outstanding
                                                             Balance Since
                                                           Beginning of Last          Balance Outstanding as
                Name                                          Fiscal Year              of December 31, 1997
                ----                                      --------------------        ----------------------
         Jack S. Rome(1)                                       $106,314                      $73,334
         Wendell S. Reilly(2)                                    50,000                            0
         T. Everett Stewart, Jr.(1)                              91,862                            0

----------------------

(1)  The named individual is a director of the Company.
(2)  Member of the Reilly family.


     The Company has made investments totalling $1.25 million in Wireless One, Inc. ("Wireless"), a publicly-held company in the wireless cable business. Sean
E. Reilly, a former director of the Company and the brother of the Company's Chief Executive Officer, was the Chief Executive Officer of Wireless until August 1997. The current market value of these investments is less than the Company's cost.


                         INFORMATION CONCERNING AUDITORS

     The firm of KPMG Peat Marwick LLP, independent accountants, examined the Company's financial statements for the year ended December 31, 1997. The Board of Directors has appointed KPMG Peat Marwick LLP to serve as the Company's auditors for its fiscal year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.


                       DEADLINE FOR STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 1999 annual meeting, it must be received by the Company at 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808,
Attention: Secretary, no later than December 18, 1998.


                            EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and any regular employees of the Company in person or by telephone. The Company expects that the costs incurred in the solicitation of proxies will be nominal.


                                  OTHER MATTERS

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.




April 23, 1998

                             (FRONT OF PROXY CARD)


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 21, 1998

                           LAMAR ADVERTISING COMPANY

     The undersigned stockholder of Lamar Advertising Company (the "Company") hereby appoints Kevin P. Reilly, Jr., Keith A. Istre and Charles W. Lamar, III, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 21, 1998, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                        PLEASE SIGN AND MAIL PROXY TODAY


                            MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE [ ]

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                              [SEE REVERSE SIDE]

                            (REVERSE OF PROXY CARD)

[X]       PLEASE MARK YOUR VOTES AS THIS EXAMPLE.


                                         FOR             WITHHELD
                                     All nominees   For all nominees

1.  Proposal to elect directors          [ ]               [ ]


    FOR, except withheld from the following nominee(s):

    _________________________________

    Nominees:  Kevin P. Reilly, Jr.
               Keith A. Istre
               Charles W. Lamar, III
               Gerald H. Marchand
               Jack S. Rome, Jr.
               William R. Schmidt
               T. Everett Stewart, Jr.


Signature: ________________________           Date: ____________________


Signature: ________________________           Date: ____________________


NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.